                                                    Exhibit 23

                                Consent of Independent Auditors Nail McKinney, P.A.

                                           CERTIFIED PUBLIC ACCOUNTANTS
                                                   P.O. Box 150
                                               New Albany, MS 38652
                                         (662)534-7681 o FAX (662)534-7682
                                                   www.nmcpa.com

We consent to the incorporation by reference in this Registration Statement (Form 10) for BNA Bancshares, Inc. and Subsidiaries of our report dated January 10, 2006, included in the 2005 Annual Report to Shareholders of BNA Bancshares, Inc. and Subsidiaries.

/s/ Nail McKinney, P.A.

Nail McKinney, P.A.

New Albany, Mississippi
April 21, 2006